UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 6, 2005

Date of Earliest Event Reported: May 2, 2005

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 Old Germantown Road, Delray Beach, Florida	33445

(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Change in Principal Officers

(b) Office Depot, Inc. (“Office Depot” or the “Company”) issued an internal announcement on May 2, 2005 that its principal accounting officer, James Walker, Senior Vice President and Controller, is leaving that position to become the Company’s Senior Vice President – Finance, International. In the same internal announcement, the Company announced that along with Mr. Walker’s departure from the position of principal accounting officer, Randy Pianin has been named as the Company’s Senior Vice President-Finance & Controller. In this position, Mr. Pianin is also the Company’s principal accounting officer within the meaning of Item 5.02.

(c) 1. Randy Pianin has been named Office Depot’s Senior Vice President-Finance & Controller (Principal Accounting Officer), effective as of May 2, 2005.

     2. Mr. Pianin joined Office Depot, Inc. in 1997 as Director, Merchandise Control. In 1999, he became Vice President, Sales and Margin Accounting in 2001, became Vice President of Finance for Merchandising and in 2003, Vice President, Merchandising and Marketing Finance, before being named Senior Vice President and Controller. Prior to joining Office Depot, Inc., Mr. Pianin worked from 1984 for the firm Deloitte & Touche in the Audit Department and became a Certified Public Accountant in 1986. He specialized in the retail sector while working at Deloitte & Touche. He holds a BBA in Accounting from Emory University and an MBA degree from Columbia University (1989).

     3. The following is a brief description of the material terms of the Employment Agreement between the Company and Mr. Pianin (“Executive”). This summary is qualified in its entirety by the complete terms of the Employment Agreement:

     Office. Senior Vice President & Controller.

     Compensation. Base salary: $281,137. Bonus targets, as percentages of base salary: minimum 30%, target 50%, maximum 100%. Eligible for stock options and restricted stock awards by Board Compensation Committee. Benefits provided by the Company from time to time for its officers at Executive’s level.

     Term. One year initial term, then year to year, unless either party gives not less than 90 days’ prior written notice to the other that he or it does not wish to extend the Agreement.

     Severance. The Agreement may also be terminated for various reasons, under several of which the Executive is entitled to continuation of base salary for 12 months, payment of a prorata bonus for the year in which termination occurs and continuation of certain benefits.

     Confidentiality; Inventions and Patents; Non-Compete, Non-Solicitation. The Agreement contains standard clauses pertaining to Confidentiality, inventions and patents and providing that for a period of one year after leaving the Company, Executive shall not compete with the Company, induce or attempt to induce any employee or customer of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employee or customer, or hire any person who was an employee of the Company during the Employment Term.

     Miscellaneous. The Agreement is governed by Florida law, provides for exclusive jurisdiction and venue in Florida and further provides that disputes are to be submitted to binding arbitration in Palm Beach County, Florida.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.
Date: May 6, 2005	By:	/s/ DAVID C. FANNIN
David C. Fannin
Executive Vice President and General Counsel

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